UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2015

Immunomedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (973) 605-8200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 5, 2015, Immunomedics, Inc. (the "Company") entered into a purchase agreement (the "Purchase Agreement") relating to the sale by the Company of $85 million aggregate principal amount of 4.75% Convertible Senior Notes due 2020 (the "Convertible Notes") in a private offering to qualified institutional buyers that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon Rule 144A under the Securities Act. Under the terms of the Purchase Agreement, the Company also granted the initial purchasers of the Convertible Notes a 30-day option to purchase up to an additional $15 million aggregate principal amount of the Convertible Notes. The Company expects the offering of the Convertible Notes to close on February 11, 2015, subject to the satisfaction of customary closing conditions.

On February 5, 2015, the Company issued a press release announcing the pricing of the Convertible Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued February 5, 2015

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immunomedics, Inc. (Registrant)
February 5, 2015 (Date)	/s/ CYNTHIA L. SULLIVAN Cynthia L. Sullivan President and Chief Executive Officer